                                                                 EXHIBIT 11(e)

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in Post-Effective Amendment No. 51 to the Registration Statement of Eaton Vance Special Investment Trust (1933 Act File Number 2-27962) on behalf of Eaton Vance Special Equities Fund of our report dated February 6, 1998 relating to Eaton Vance Special Equities Fund (formerly EV Traditional Special Equities Fund), and of our report dated February 6, 1998 relating to Special Investment Portfolio, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1997, which is incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.

    We also consent to the reference to our Firm under the heading "The Fund's Financial Highlights" in the Prospectus and under the caption "Independent Accountants" in the Statement of Additional Information of the Registration Statement.

                                        /s/COOPERS & LYBRAND L.L.P.
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                                           COOPERS & LYBRAND L.L.P.
April 20, 1998
Boston, Massachusetts